Exhibit 10(a)

Form of Escrow Agreement

Boston Financial Data Services, Inc.
2 Heritage Drive
North Quincy, Massachusetts 02171

          Re: TIAA-CREF U.S. Real Estate Fund I, L.P.

          TIAA-CREF USREF I GP, LLC, a Delaware limited liability company, is the general partner (the “General Partner”) of TIAA-CREF U.S. Real Estate Fund I, L.P., a Delaware limited partnership (the “Fund”), which is to be the issuer of units of limited partnership interest (the “Units”) to the public pursuant to a registration statement originally filed with the Securities and Exchange Commission (“SEC”) on March 15, 2007 (File No. 333-141315) (as amended from time to time, the “Registration Statement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Amended and Restated Limited Partnership Agreement of the Fund (as amended from time to time, the “Partnership Agreement”).

          TIAA-CREF Individual & Institutional Services, LLC (“TC Services”), a registered broker-dealer and an affiliate of the General Partner, will act as the broker-dealer participating in the offering of the Units on a “best efforts” basis (the “Offering”). The Fund will sell a minimum of 150,000 Units to the public at a price of $1,000 per Unit for a total minimum capital raise from the public of $150,000,000 (the “First Closing Threshold”) (for purposes of such determination, subscriptions received from affiliates of the General Partner (including officers and trustees of TIAA) shall not be counted for purposes of satisfying the First Closing Threshold). If the First Closing Threshold is achieved, and all conditions to the General Partner conducting a closing are satisfied (including as contained in this Agreement), the Fund will conduct its initial closing (the “First Admission”) and admit public investors as limited partners in the Fund on the terms set forth in the Partnership Agreement. Following the First Admission, the Fund intends also to raise an additional amount of capital from the public in an amount, together with the subscriptions of limited partners admitted at the First Admission (and for these purposes including subscriptions of affiliates of the General Partner), not to exceed $300,000,000, and may conduct one, but only one, subsequent closing on the terms set forth in the Partnership Agreement (the “Final Admission”).

          The Fund hereby appoints Boston Financial Data Services, Inc., a Massachusetts corporation and a registered transfer agent under Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended (the “Escrow Agent”), for purposes of holding the subscription agreements (the “Subscription Agreements”) for the sale of Units prior to the General Partner conducting both the First Admission and the Final Admission (if applicable). The Fund will deliver, or cause to be delivered, to the Escrow Agent the completed and executed Subscription Agreements from subscribers for the purchase of Units, and such Subscription Agreements are to be held by the Escrow Agent on the terms and conditions hereinafter set forth.

1.	Prior to the First Admission, and also between the First Admission and the Final Admission, following (i) the determination by TC Services or other soliciting broker-

dealer participating in the Offering of a subscriber’s suitability to purchase Units, and (ii) the acceptance of the Subscription Agreement for such subscriber by the General Partner (on behalf of the Fund), TC Services will, and will instruct any other soliciting broker-dealers participating in the Offering to, send each original Subscription Agreement for the sale of Units to the Escrow Agent as promptly as practicable, whereby the Escrow Agent will replicate or image a copy of each Subscription Agreement, and also hold each such original Subscription Agreement in escrow.

2.

The original Subscription Agreements delivered to the Escrow Agent are to be held in escrow until (i) such Subscription Agreements are either returned to subscribers or, at the election of the Escrow Agent, destroyed, in either case, in accordance with Section 3 of this Escrow Agreement or (ii) delivered to the Fund in accordance with Section 4 of this Escrow Agreement.

3.

In the event that Subscription Agreements amounting to no less than the First Closing Threshold have not been accepted by or on behalf of the Fund on or before the Expiration Date (as defined below), the Fund shall so notify the Escrow Agent. Following that event, the Escrow Agent shall promptly (and in any event within ten (10) days) return the original Subscription Agreements to the subscribers or, at the election of the Escrow Agent, destroy and certify to the Fund in writing, and give written notice to each subscriber, of such destruction of the Subscription Agreements then held in escrow. In the event that prior to the Expiration Date the Fund determines to reject any subscription for which a Subscription Agreement has been delivered to the Escrow Agent, upon notification in writing by the Fund of such rejection, the Escrow Agent shall promptly return such Subscription Agreement to the subscriber. The “Expiration Date” means the close of business on the earlier of (i) the date that is exactly 18 months from the date (the “Effective Date”) on which the SEC grants an effective order under Section 8(a) of the Securities Act of 1933 (which date may be extended by agreement of the General Partner and TC Services to a date not later than a date that is exactly 24 months after the Effective Date), and (ii) the date on which the General Partner and TC Services terminate the Offering, whether or not any Units have been sold. The Fund will notify the Escrow Agent in writing of the Expiration Date as soon as practicable after its determination.

4.

(a) First Admission. In the event that completed and executed Subscription Agreements have been accepted by or on behalf of the Fund on or before the Expiration Date for the subscription of not less than the First Closing Threshold, the Fund shall notify the Escrow Agent in writing of such fact. Upon receipt of letter instructions from the Fund directing delivery to it of the Subscription Agreements then held in escrow, the Escrow Agent shall promptly deliver to the Fund the original Subscription Agreements then held in escrow. In delivering such Subscription Agreements to the Fund, the Escrow Agent is authorized to rely solely upon such letter instructions that the Escrow Agent receives, whether or not such letter instructions are true or authentic.

(b) Final Admission. In the event the General Partner elects to raise an additional amount of capital from the public following the First Admission, TC Services shall cause each received, accepted and approved original Subscription Agreement to be delivered to the Escrow Agent on the terms set forth in Section 1 of this Agreement, and upon receipt of letter instructions from the Fund (i) indicating its determination to conduct the Final Admission in accordance with the terms set forth in the Partnership Agreement and (ii) directing delivery to it of the Subscription Agreements then held in escrow, the Escrow Agent shall promptly deliver to the Fund the Subscription Agreements then held in escrow. In delivering such Subscription Agreements to the Fund, the Escrow Agent is authorized to rely solely upon such letter instructions that the Escrow Agent receives, whether or not such letter instructions are true or authentic.

5.	As compensation for serving as Escrow Agent hereunder, the Escrow Agent shall receive a fee payable by the Fund, as agreed separately in writing as between the parties.

6.

In performing any of the Escrow Agent’s duties hereunder, the Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses, except for its willful default, bad faith, or gross negligence, and accordingly the Escrow Agent shall not incur any such liability with respect to any action taken or omitted (i) in good faith upon advice of the Escrow Agent’s counsel given with respect to any questions relating to the Escrow Agent’s duties and responsibilities under this Escrow Agreement, or (ii) in reliance upon any instrument, including any written instrument or instruction provided for in this Escrow Agreement, not only as to its due execution and validity and effectiveness of its provisions but also as to the truth and accuracy of information contained therein, which Escrow Agent in good faith believes to be genuine, to have been signed or presented by a proper person or persons and to conform to the provisions of this Escrow Agreement.

7.

The Fund hereby agrees to indemnify and hold the Escrow Agent harmless from and against any and all losses, claims, damages, liabilities and expenses, including the reasonable cost of attorneys’ fees and the expenses and disbursements, that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the Escrow Agent’s acceptance of appointment as the Escrow Agent hereunder, or the performance of the Escrow Agent’s duties hereunder, including any litigation arising from this Escrow Agreement or involving the subject matter hereof, except where such losses, claims, damages, liabilities and expenses result from willful default, bad faith or gross negligence of the Escrow Agent.

8.

In the event of a dispute between the parties hereto sufficient in the Escrow Agent’s reasonable discretion to justify doing so, the Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all documents or other property in the Escrow Agent’s hands under this Escrow Agreement, together with such legal pleadings as the Escrow Agent deems appropriate, and thereupon be discharged from all further duties and liabilities under this Escrow Agreement. In the event of any uncertainty as to the Escrow Agent’s duties hereunder, the Escrow Agent may refuse to act under the provisions of this Escrow Agreement pending order of a court of competent jurisdiction, and the Escrow Agent shall have no liability to the Fund or to any other person as a result of such action. Any such legal action may be brought in such court as the Escrow Agent shall determine to have jurisdiction thereof.

The filing of any such legal proceedings shall not deprive the Escrow Agent of compensation earned prior to such filing.

9.

Except as otherwise provided in Sections 19 and 20 hereof, all written notices and letters required hereunder shall only be effective if delivered personally, by nationally recognized overnight courier or by certified mail, return receipt requested (i) if to Escrow Agent, to Boston Financial Data Services, Inc., 2 Heritate Drive, Quincy, MA 02171, Attn: General Counsel, and (ii) if to the Fund, the General Partner or TC Services, to such entity c/o Teachers Insurance and Annuity Association, 730 Third Avenue, New York, New York 10017-3206, Attn: Advisor Services.

10.	This Escrow Agreement shall be governed by the laws of the State of New York as to both interpretation and performance.

11.	The provisions of this Escrow Agreement shall be binding upon the legal representatives, heirs, successors and assigns of the parties hereto.

12.

The Fund hereby acknowledges that the Escrow Agent is serving as escrow agent only for the limited purposes herein set forth, and hereby agrees that it will not represent or imply that the Escrow Agent, by serving as escrow agent hereunder or otherwise, has investigated the desirability or advisability of investment in the Fund, or has approved, endorsed or passed upon the merits of the Units or the Fund. The Fund further agrees to instruct TC Services, and each of its representatives, and any other representatives who may offer Units to persons from time to time, that they shall not represent or imply that the Escrow Agent has investigated the desirability or advisability of investment in the Fund, or has approved, endorsed or passed upon the merits of the Units or the Fund, nor shall they use the Escrow Agent’s name in any manner whatsoever in connection with the offer or sale of the Units other than by acknowledgment that the Escrow Agent has agreed to serve as escrow agent for the limited purposes herein set forth.

13.	This Escrow Agreement and any amendment hereto may be executed by the parties hereto in one or more counterparts, each of which shall be deemed to be an original.

14.

The Escrow Agent shall be bound only by the terms of this Escrow Agreement and shall not be bound or incur any liability with respect to any other agreements or understanding between any other parties with respect to the subject matter hereof, whether or not the Escrow Agent has knowledge of any such agreements or understandings.

15.	The indemnification provision set forth herein shall survive the termination of this Escrow Agreement.

16.

Upon the return (or destruction) of Subscription Agreements in accordance with Section 3 of this Escrow Agreement or the delivery of Subscription Agreements in accordance with Section 4 of this Escrow Agreement, this Escrow Agreement shall terminate and the Escrow Agent shall have no further responsibility or liability with regard to the terms of this Escrow Agreement.

17.	The Escrow Agent has no responsibility for accepting, rejecting or approving subscriptions for Units.

18.

This Escrow Agreement shall not be modified, revoked, released or terminated unless such modification, revocation or termination has been reduced to writing and signed by all parties hereto, subject to Section 19 hereof.

19.

The Escrow Agent may resign at any time from its obligations under this Escrow Agreement by providing written notice to the Fund by certified mail, return receipt requested. Such resignation shall be effective on the date specified in such notice which shall be not less than thirty (30) days after such written notice has been received by the Fund. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent.

20.

The Escrow Agent may be removed with or without cause by the Fund by written notice sent by certified mail, return receipt requested, to the Escrow Agent effective on the date specified in such notice (provided, that in the event of removal without cause, the Fund shall provide no less than 10 business days advance written notice). The removal of the Escrow Agent shall not deprive the Escrow Agent of its compensation earned prior to such removal.

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Agreed to as of the ___ day of ____________, 2007.

TIAA-CREF U.S. Real Estate Fund I, L.P., a
Delaware limited partnership

By: TIAA-CREF USREF I GP, LLC,
a Delaware limited liability company
(General Partner)

By:

Name:

Its:

TIAA-CREF Individual & Institutional Services,
LLC, a Delaware limited liability company

By:

Name:

Its:

The terms and conditions contained above are
hereby accepted and agreed to by:

Boston Financial Data Services, Inc.,
a Massachusetts corporation
(Escrow Agent)

By:

Name:

Its: